Exhibit 23.1

JLKZ CPA LLP

13620 38th Avenue, Suite 10H

Flushing, New York 11354

US Tel: (347) 871-1768

+86-186-2099-1669

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A of Bit Digital, Inc. (formerly known as Golden Bull Limited) of our report dated July 29, 2020, with respect to our audits of the consolidated financial statements of Bit Digital, Inc. and subsidiaries as of and for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Very truly yours,

/s/ JLKZ CPA LLP
JLKZ CPA LLP

Flushing, NY

February 1, 2022